Highbury Financial Inc. Announces
Updated Capitalization Information

Denver, Colorado, January 28, 2010 — Highbury Financial Inc. (“Highbury”) (OTCBB: HBRF) announced today that as of January 25, 2010, it had 18,526,171 shares of common stock outstanding. In addition, there are 4,500,000 shares of common stock reserved for issuance upon conversion of Highbury’s 1,000 outstanding shares of Series B Convertible Preferred Stock (“Preferred Stock”). Highbury has agreed with each holder of Preferred Stock that prior to the effective time of the proposed merger (“Merger”) of Highbury into a wholly owned subsidiary of Affiliated Managers Group, Inc., a Delaware corporation publicly traded on the New York Stock Exchange, the Preferred Stock will be exchanged for newly issued shares of Highbury common stock. All of Highbury’s warrants to purchase shares of common stock that were not exercised prior to 5:00pm ET on January 25, 2010 have expired.

On January 25, 2010, after taking into account the proceeds received upon the exercise of warrants, Highbury had cash and cash equivalents and investments of approximately $30.0 million and no debt outstanding.  Immediately prior to the closing of the Merger, subject to applicable law and the terms of the merger agreement by which the Merger will be effectuated, the board of directors of Highbury is permitted to declare a special cash dividend, payable upon the closing of the Merger, to all shareholders of record of Highbury common stock immediately prior to the effective time of the Merger (including the holders of shares of Highbury common stock issued in exchange for shares of Preferred Stock) in an aggregate amount equal to Highbury’s working capital (including all Highbury liabilities then outstanding, subject to certain exceptions, and merger related transaction expenses then outstanding) less $5,000,000.  In addition to the $30 million of cash and cash equivalents and investments as of January 25, 2010, there are other factors that may affect the amount of the special dividend, including the existing liabilities of Highbury, future liabilities of Highbury, interim dividends paid to Highbury shareholders, and the results of operations of Highbury between now and the closing of the Merger. In addition, because the Merger is subject to a number of conditions, some of which are beyond the control of AMG and Highbury, including approval of the Merger by Highbury shareholders, the exact timing for completion of the Merger cannot be predicted with certainty. Accordingly, the amount of the cash and cash equivalents and investments as of January 25, 2010, should not be equated with the amount of the anticipated special dividend.

Where to Find Additional Information

AMG has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 to register with the SEC the AMG common stock to be issued to Highbury stockholders in connection with the Merger.  The preliminary proxy statement/prospectus that is a part of that registration statement constitutes a prospectus of AMG, in addition to being a proxy statement of Highbury for the special meeting to approve the Merger.  Highbury intends to mail a definitive proxy statement and other relevant documents to Highbury stockholders when available. Stockholders of Highbury and other interested persons are advised to read, when available, Highbury’s definitive proxy statement in connection with Highbury’s solicitation of proxies for the special meeting to be held to approve the Merger because it will contain important information about AMG, Highbury and the Merger. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the Merger. Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, once available, at the SEC's Internet site at http://www.sec.gov or by directing a request to: Highbury Financial Inc., 999 18th Street, Suite 3000, Denver, CO 80202, Attention: Corporate Secretary, Tel: (303) 357-4802.

Highbury and its directors and executive officers may, under SEC rules, be deemed to be participants in the solicitation of proxies from Highbury’s stockholders in connection with the special meeting to be held to approve the Merger. Additional information concerning Highbury’s directors and executives officers, including information regarding Highbury’s directors’ and officers’ beneficial ownership of Highbury common stock and preferred stock, will be included in the definitive proxy statement filed with the SEC.

Cautionary Statements Regarding Forward-Looking Statements

Certain statements in this communication regarding Highbury, other statements relating to future results, strategy and plans of Highbury (including certain projections and business trends, and statements which may be identified by the use of the words “may”, “intend”, “expect” and like words), and statements relating to the special dividend constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties.  For Highbury, factors include, but are not limited to: (i) developments beyond Highbury’s control, including but not limited to changing conditions in global financial markets generally and in the equity markets particularly, and a decline or a lack of sustained growth in these markets which may result in decreased advisory fees or performance fees and a corresponding decline (or lack of growth) in Highbury’s operating results and cash flow, (ii) the operating results and expenses of Highbury and its wholly owned subsidiary, Aston Asset Management LLC, (iii) the possibility of disruption from the Merger between Highbury and AMG, making it more difficult to maintain business and operational relationships, (iv) competition and consolidation within the asset management industry, (v) the possibility that the Merger between Highbury and AMG does not close, including but not limited to, due to the failure to satisfy the closing conditions, and (vi) legal or regulatory proceedings, including but not limited to litigation arising out of the Merger with AMG, or other matters that affect the timing or ability to complete the Merger as contemplated.  Additional information on other factors that may cause actual results and Highbury’s performance to differ materially is included in Highbury’s periodic reports filed with the SEC and the risk factors disclosed in the proxy statement/prospectus on Form S-4 filed by Highbury and AMG in connection with the Merger. Copies may be obtained by contacting Highbury or at the SEC’s web site at http://www.sec.gov. Highbury cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements are made only as of the date hereof, and Highbury undertakes no obligations to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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